


<ARTICLE>                     5

<LEGEND>
The schedule contains summary financial information extracted from the Consolidated Balance Sheet & Consolidated Statement of Income and is qualified in its entirety by reference to such financial statements. Amounts in thousands of dollars, except per share amounts.

Earnings per share amounts on this financial data schedule have been restated
for the adoption of Statement of Financial Accounting Standards No. 128,
Earnings Per Share, which requires a dual presentation of basic and diluted earnings per share.
</LEGEND>
<MULTIPLIER>                  1000


<PERIOD-TYPE>                          3-MOS           6-MOS          9-MOS
<FISCAL-YEAR-END>                   DEC-31-1996     DEC-31-1996    DEC-31-1996
<PERIOD-END>                        MAR-31-1996     JUN-30-1996    SEP-30-1996
<CASH>                                  230,246         226,800        247,091
<SECURITIES>                             54,882          75,670         62,064
<RECEIVABLES>                           294,164         299,154        284,541
<ALLOWANCES>                              8,027           8,334          8,888
<INVENTORY>                             399,669         376,432        369,708
<CURRENT-ASSETS>                      1,042,956       1,058,980      1,038,689
<PP&E>                                  847,469         857,623        875,618
<DEPRECIATION>                          375,751         399,039        410,316
<TOTAL-ASSETS>                        1,544,999       1,547,732      1,534,094
<CURRENT-LIABILITIES>                   272,611         291,814        288,836
<BONDS>                                  10,283           9,892          8,834
<PREFERRED-MANDATORY>                         0               0              0
<PREFERRED>                                   0               0              0
<COMMON>                                 14,470          14,470         14,470
<OTHER-SE>                            1,116,787       1,098,854      1,087,108
<TOTAL-LIABILITY-AND-EQUITY>          1,544,999       1,547,732      1,534,094
<SALES>                                 382,767         757,164      1,112,029
<TOTAL-REVENUES>                        382,767         757,164      1,112,029
<CGS>                                   204,071         405,878        599,646
<TOTAL-COSTS>                           282,341         562,599        835,512
<OTHER-EXPENSES>                         (4,414)         42,594         40,100
<LOSS-PROVISION>                              0               0              0
<INTEREST-EXPENSE>                          546           1,293          2,093
<INCOME-PRETAX>                         104,294         150,678        234,324
<INCOME-TAX>                             38,130          54,811         85,342
<INCOME-CONTINUING>                      66,164          95,867        148,982
<DISCONTINUED>                                0               0              0
<EXTRAORDINARY>                               0               0              0
<CHANGES>                                     0               0              0
<NET-INCOME>                             66,164          95,867        148,982
<EPS-PRIMARY>                              0.60            0.86           1.34
<EPS-DILUTED>                              0.59            0.85           1.33


